UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2026

WRAP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38750	98-0551945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Virginia Street

Miami, Florida 33133

(Address of principal executive offices) (Zip Code)

(800) 583-2652

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 16, 2026, Wrap Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor and an existing investor (the “Investors”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) 5,771,519 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, and Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase up to 2,800,090 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a purchase price of $1.40 per share or $1.3999 per Pre-Funded Warrant. The gross proceeds to the Company from the Offering are expected to be approximately $12.0 million before deducting offering expenses payable by the Company.

The Pre-Funded Warrants have an initial exercise price per share of $0.0001, subject to certain adjustments. The Pre-Funded Warrants may be exercised at any time until exercised in full, except that a holder (together with its affiliates) will not be entitled to exercise any portion of any Pre-Funded Warrant, which, upon giving effect to such exercise would cause the aggregate number of shares of the Company’s Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately prior to or after giving effect to the exercise, subject to such holder’s rights under the Pre-Funded Warrants to increase or decrease such percentage to another percentage not in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants upon at least 61 days’ prior notice from such holder to the Company.

The Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-291707) which was filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2025, and declared effective by the SEC on December 18, 2025, and related base prospectus and a prospectus supplement dated August 16, 2026, thereunder.

The Offering is expected to close on August 18, 2026, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Offering for working capital and general corporate purposes, including for any future planned business expansion.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Investors. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Additionally, the Company has agreed to provide the Investors with customary indemnification under the Purchase Agreement.

The Company entered into a placement agency agreement (the “Placement Agency Agreement”), dated as of August 16, 2026, with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the placement agent for the Company in connection with the Offering. Pursuant to the terms of the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received in the Offering. However, a reduced cash fee of 3.5% will be payable on the aggregate gross proceeds received for the securities sold to certain investors. The Company also agreed to reimburse the Placement Agent for out-of-pocket expenses, including legal expenses, incurred by it in connection with the Offering of $75,000.

The Placement Agency Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The foregoing description of the Purchase Agreement, the Pre-Funded Warrants and Placement Agency Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, form of Pre-Funded Warrant and Placement Agency Agreement, copies of which are filed as Exhibits 10.1, 4.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion and consent of Haynes and Boone, LLP relating to the validity of the Shares and Pre-Funded Warrant Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On August 17, 2026, the Company issued a press release regarding the Offering described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Haynes and Boone, LLP
10.1	Form of Securities Purchase Agreement, dated August 16, 2026, by and among the Company and the investors signatory thereto
10.2	Placement Agency Agreement, dated August 16, 2026, by and between the Company and Maxim Group LLC
23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
99.1	Press Release, dated August 17, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2026	WRAP TECHNOLOGIES, INC.

	By:	/s/ Scot Cohen
	Name:	Scot Cohen
	Title:	Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)